                                                                    Exhibit 99.1

[MELLON LOGO]                                            News Release

Contact:     MEDIA:                ANALYSTS:
             ------                ---------
             Stephen K. Dishart    Donald J. MacLeod
             (412) 234-0850        (412) 234-5601      Corporate Affairs
             James J. Dever        David T. Lamar      One Mellon Bank Center
             (412) 236-1752        (412) 234-4633      Pittsburgh, PA 15258-0001


FOR IMMEDIATE RELEASE


               MELLON REPORTS RECORD SECOND QUARTER 1997 RESULTS
               -------------------------------------------------

 .  Quarterly Earnings Per Share Increases to $.71 Per Share, Up 13 Percent Over
   Same Period Last Year

 .  Return on Common Equity is 21.9 Percent and Return on Assets is 1.79 Percent

 .  Announces 6 Million Common Share Repurchase Program

 .  Announces Regular Quarterly Common and Preferred Stock Dividends

                                                                       Quarter ended                           Six months ended
                                                         June 30,         March 31,        June 30,       June 30,          June 30,
Financial Highlights                                        1997              1997             1996           1997              1996
-----------------------------------------------------    --------         ---------        --------       --------          --------

Earnings per common share*                                $ .71             $ .69           $ .63          $1.40             $1.25
Net income applicable to common stock                     $ 186             $ 182           $ 169          $ 368             $ 338
Return on common equity (annualized)                       21.9%             21.2%           20.4%          21.5%             20.0%
Return on assets (annualized)                              1.79%             1.83%           1.70%          1.81%             1.73%
Fee revenue as a percentage
  of total revenue (FTE)                                     59%               59%             56%            59%               57%
Efficiency ratio excluding
  amortization of intangibles and
  trust-preferred securities expense                         59%               59%             61%            59%               62%
-----------------------------------------------------     -----             -----           -----          -----             -----


Note: Per common share amounts have been restated to reflect the two-for-one common stock split distributed on June 2, 1997.

* Fully diluted.

PITTSBURGH, July 15, 1997--Mellon Bank Corporation (NYSE: MEL) today reported record second quarter 1997 fully diluted earnings per common share of 71 cents, an increase of 13 percent, compared with 63 cents in the second quarter of 1996. Earnings per common share totaled 69 cents in the first quarter of 1997. Net income applicable to common stock was $186 million in the second quarter of 1997, compared with $169 million in the second quarter of 1996 and $182 million in the first quarter of 1997.

"Mellon's focus on broad-based growth in key business segments continues to produce solid results for our shareholders, as evidenced by our outstanding return on common equity," said Frank V. Cahouet, Mellon chairman, president and chief executive officer. "We continue to perform well across our spectrum of businesses, and our strong returns position Mellon at the forefront of its peers in the financial services industry."

                                    -more-

Mellon Reports Earnings
July 15, 1997
Page 2


     The Corporation also announced that its board of directors authorized the repurchase of up to 6 million additional shares of common stock. Since the beginning of 1995, the Corporation has repurchased approximately 56 million common shares, prior to any reissuances, as well as warrants for 9 million shares of common stock.

     The Corporation also declared its regular quarterly common dividend of 33 cents per share and its regular quarterly preferred dividend on its Series K preferred stock (NYSE: MEL Pr K) at the rate of $2.05 per share per annum. Dividends on the Corporation's common stock and Series K preferred stock are payable on Aug. 15, 1997, to shareholders of record at the close of business on July 31, 1997.

     Annualized return on common shareholders' equity and return on assets were
21.9 percent and 1.79 percent, respectively, in the second quarter of 1997, compared with 20.4 percent and 1.70 percent, respectively, in the second quarter of 1996 and 21.2 percent and 1.83 percent, respectively, in the first quarter of 1997.

     Net interest revenue for the second quarter of 1997 was nearly unchanged at $370 million, compared with $372 million in the prior-year period and $370 million in the first quarter of 1997.

     Fee revenue was $540 million in the second quarter of 1997, up $66 million or 14 percent compared with $474 million in the second quarter of 1996 and up $4 million compared with $536 million in the first quarter of 1997. The increase in fee revenue, compared with the prior-year period, was primarily attributable to higher trust and investment management fees which resulted from new business, an increase in the market value of assets under management, higher transaction volumes and an increase in securities lending revenue. The increase in nearly every fee category compared with the first quarter of 1997 was primarily offset by the seasonal decrease in the second quarter of 1997 of fees from electronic filing of income tax returns.

     Operating expense before net revenue from acquired property and trust-preferred securities expense for the second quarter of 1997 was $571 million, up $30 million from $541 million in the second quarter of 1996 and up $6 million from $565 million in the first quarter of 1997. These increases resulted primarily from acquisitions and business growth.

     Credit quality expense was $22 million in the second quarter of 1997, compared with $24 million in the second quarter of 1996 and unchanged from the
first quarter of 1997.    Nonperforming assets totaled $162 million at June 30,
1997, compared with $170 million at March 31, 1997, and $203 million at June 30, 1996. The ratio of nonperforming assets to total loans and net acquired property was .57 percent at June 30, 1997, the lowest level in the Corporation's history. This ratio has been lower than 1 percent for 12 consecutive quarters.

     Mellon Bank Corporation is a broad-based financial services company with a bank at its core. With balance sheet assets of nearly $44 billion and assets under management and administration of approximately $1.3 trillion, Mellon provides a full range of banking, investment and trust products and services to individuals and small, midsize and large businesses and institutions. Headquartered in Pittsburgh, Mellon's primary subsidiary is Mellon Bank, N.A. and its mutual fund business is The Dreyfus Corporation.

     Press releases and other information about Mellon Bank Corporation and its products and services are available at http://www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

                                     # # #

Mellon Reports Earnings
July 15, 1997
Page 3


Tangible Operating Results
--------------------------

Except for the merger with Dreyfus, which was accounted for under the "pooling of interests" method, the Corporation has been required to account for business combinations under the "purchase" method of accounting. The purchase method results in the recording of goodwill and other identified intangibles that are amortized as noncash charges in future years into operating expense. The pooling of interests method does not result in the recording of goodwill or intangibles. Since goodwill and intangible amortization expense does not result in a cash expense, the economic value to shareholders under either accounting method is essentially the same. Results, excluding the impact of intangibles, are shown in the table below.

                                       Quarter ended                   Six months ended
                               -------------------------------       ---------------------
(dollar amounts in millions,   June 30,   March 31,    June 30,      June 30,     June 30,
 ratios annualized)                1997        1997        1996          1997         1996
------------------------------------------------------------------------------------------
Net income applicable
 to common stock               $   186     $   182     $   169       $   368       $   338
After tax impact of
 amortization of
 intangibles from
  purchase acquisitions             20          21          18            41            37
------------------------------------------------------------------------------------------
   Tangible net income
     applicable to
     common stock              $   206     $   203     $   187       $   409       $   375
   Tangible earnings per
     common share-fully
     diluted                   $   .79     $   .77     $   .70         $1.56       $  1.39
------------------------------------------------------------------------------------------
Average common equity          $ 3,393     $ 3,490     $ 3,327       $ 3,441       $ 3,393
Average goodwill and
   other intangibles             1,206       1,223         923         1,215           934
------------------------------------------------------------------------------------------
   Average tangible
     common equity             $ 2,187     $ 2,267     $ 2,404       $ 2,226       $ 2,459

Return on tangible
   common equity                  37.7%       36.3%       31.3%         37.0%        30.7%
------------------------------------------------------------------------------------------
Average total assets           $42,413     $42,187     $42,096       $42,301      $41,472
Average tangible assets        $41,207     $40,964     $41,173       $41,086      $40,538

Return on tangible assets         2.04%       2.09%       1.92%         2.07%        1.96%
------------------------------------------------------------------------------------------

Note: Per common share amounts have been restated to reflect the two-for-one common stock split distributed on June 2, 1997.

Mellon Reports Earnings
July 15, 1997
Page 4

Net Interest Revenue
--------------------

                                       Quarter ended                    Six months ended
                               --------------------------------      ---------------------
                               June 30,   March 31,    June 30,      June 30,    June 30,
(in millions)                      1997        1997        1996          1997        1996
------------------------------------------------------------------------------------------
Net interest revenue (FTE)         $371        $373        $374          $744        $740
Net interest margin (FTE)          4.29%       4.37%       4.30%         4.33%       4.32%
Average securities              $ 5,600     $ 6,018     $ 6,658       $ 5,808     $ 5,999
Average loans                   $27,806     $27,404     $26,798       $27,606     $26,928
Average interest-earning
   assets                       $34,697     $34,615     $35,024       $34,656     $34,425
------------------------------------------------------------------------------------------

The $3 million decrease in net interest revenue in the second quarter of 1997, compared with the second quarter of 1996, resulted from the effect of the November 1996 sale of a $770 million American Automobile Association (AAA) credit card portfolio, the funding costs related to the repurchase of common stock, the December 1996 $500 million insurance premium finance securitization and lower loan fees. Primarily offsetting these factors was $1.6 billion of leases acquired in the Mellon US Leasing and Mellon First United Leasing acquisitions in 1996, the use of the proceeds from the $1 billion of trust-preferred securities issued in December 1996 and loan growth. The cost of the trust-preferred securities is reported in operating expense. Net interest revenue was virtually unchanged compared with the first quarter of 1997.

Excluding the effects of the lease financing acquisitions, the AAA credit card sale and loan securitization, the Corporation experienced loan growth of approximately $685 million, or 3%, in the second quarter of 1997 compared with the prior-year period, due to higher corporate banking, middle market and institutional lending.

Mellon Reports Earnings
July 15, 1997
Page 5

The increase in net interest revenue in the first six months of 1997, compared with the prior-year period, principally resulted from the lease financing acquisitions, the use of the proceeds from the $1 billion of trust-preferred securities, a higher level of noninterest-bearing deposits and loan growth. Primarily offsetting these factors was the sale of the AAA credit card portfolio, the insurance premium finance securitization, funding costs related to the repurchase of common stock and lower loan fees.

Credit Quality Expense and Net Credit Losses
--------------------------------------------

                                                  Quarter ended             Six months ended
                                        -------------------------------    --------------------
                                        June 30,   March 31,    June 30,   June 30,    June 30,
(in millions)                               1997        1997        1996       1997        1996
------------------------------------------------------------------------------------------------
Provision for credit losses                  $25         $25         $25        $50         $50
Net revenue from acquired property            (3)         (3)         (1)        (6)         (9)
------------------------------------------------------------------------------------------------
     Credit quality expense                  $22         $22         $24        $44         $41
------------------------------------------------------------------------------------------------
Net credit losses (recoveries) (a):
 Domestic:
  Credit card                                $30         $31         $27        $61         $43
  Other consumer credit                        5           3           3          8           8
  Commercial real estate                      (2)         (2)         (2)        (4)          1
  Commercial and financial                    (1)          5          (2)         4           3
------------------------------------------------------------------------------------------------
     Total domestic                           32          37          26         69          55
 International                                --          (5)         --         (5)         (1)
------------------------------------------------------------------------------------------------
     Total net credit losses                 $32         $32         $26        $64         $54
------------------------------------------------------------------------------------------------
Annualized net credit losses
 to average loans                            .46%        .48%        .40%       .47%        .41%
------------------------------------------------------------------------------------------------

(a) Excludes net credit losses on segregated assets.

Credit quality expense decreased $2 million in the second quarter of 1997, compared with the second quarter of 1996, as a result of a $2 million increase in net revenue from acquired property.

The $6 million increase in net credit losses, compared with the second quarter of 1996, primarily resulted from a $3 million increase in credit card net credit losses and a $2 million increase in other consumer credit. Net credit losses were unchanged compared with the first quarter of 1997,

Mellon Reports Earnings
July 15, 1997
Page 6


reflecting lower domestic commercial losses and lower credit card net credit losses offset by lower international recoveries. The decrease in credit card net credit losses resulted from lower losses in the CornerStone(sm) portfolio. At June 30, 1997, the CornerStone(sm) credit card portfolio had total outstandings of $539 million, compared with $574 million at March 31, 1997, and $631 million at year-end 1996.

Net credit losses increased $10 million in the first half of 1997, compared with the first half of 1996, reflecting the higher level of credit card net credit losses partially offset by lower commercial real estate net credit losses and an increase in international loan recoveries. The increase in credit card net credit losses resulted from the return to a more normal level of delinquencies in the CornerStone(sm) portfolio following the creation of the accelerated resolution portfolio in December 1995. The net carrying value of the accelerated resolution portfolio was $9 million at June 30, 1997, compared with $19 million at March 31, 1997, and $30 million at year-end 1996.

Mellon Reports Earnings
July 15, 1997
Page 7


Noninterest Revenue
-------------------

                                          Quarter ended                   Six months ended
                                  -------------------------------       ---------------------
                                  June 30,   March 31,    June 30,      June 30,     June 30,
 (in millions)                        1997        1997        1996          1997         1996
---------------------------------------------------------------------------------------------
Fee revenue:
Trust and investment revenue:
 Investment management:
   Mutual fund                         $ 90        $ 87        $ 84         $177         $167
   Private asset                         42          42          38           84           73
   Institutional asset                   41          37          35           78           69
---------------------------------------------------------------------------------------------
     Total investment management
      revenue                           173         166         157          339          309
 Administration/Custody:
   Mutual fund                           33          30          26           63           53
   Private asset                          4           4           3            8            6
   Institutional trust                   73          66          62          139          121
---------------------------------------------------------------------------------------------
     Total administration/
      custody revenue                   110         100          91          210          180
---------------------------------------------------------------------------------------------
     Total trust and investment
      fee revenue                       283         266         248          549          489
Cash management and deposit
 transaction charges                     59          56          52          115          101
Mortgage servicing fees                  53          51          44          104           85
Foreign currency and securities
 trading revenue                         25          25          20           50           41
Credit card fees                         25          24          30           49           63
Information services fees                13          13          11           26           20
Other                                    82         101          69          183          178
---------------------------------------------------------------------------------------------
   Total fee revenue                    540         536         474        1,076          977
Gains on sale of securities              --          --          --           --            1
---------------------------------------------------------------------------------------------
   Total noninterest revenue           $540        $536        $474       $1,076         $978
---------------------------------------------------------------------------------------------
Fee revenue as a percentage of
 total revenue (FTE)                     59%         59%         56%          59%          57%
Trust and investment fee
 revenue as a percentage of
 total revenue (FTE)                     31%         29%         29%          30%          28%
---------------------------------------------------------------------------------------------

Fee revenue increased $66 million, or 14%, in the second quarter of 1997, compared with the second quarter of 1996.

The $35 million, or 14%, increase in trust and investment management fees in the second quarter of 1997, compared with the prior-year period, resulted from a $16 million, or 10%, increase in management revenue and a $19 million, or 19%, increase in administration/custody revenue.

The increase in investment management revenue resulted from a $6 million, or 19%, increase in institutional asset management revenue, a $6 million, or 7%,

Mellon Reports Earnings
July 15, 1997
Page 8


increase in mutual fund management revenue and a $4 million, or 12%, increase in private asset management revenue. The increases in institutional asset and private asset management revenue resulted primarily from new business and an increase in the market value of assets under management. The higher revenue from the management of mutual funds resulted from a higher average level of mutual fund assets managed at Dreyfus. Proprietary funds managed at Dreyfus in the second quarter of 1997 averaged $85 billion, unchanged from the first quarter of 1997 and up $6 billion from $79 billion in the second quarter of 1996. The increase from the prior-year period primarily resulted from a $4 billion average increase in equity funds, which averaged $17 billion in the second quarter of 1997 and totaled $19 billion at June 30, 1997.

The increase in administration/custody fee revenue resulted from an $11 million, or 17%, increase in institutional trust fees and a $7 million, or 23%, increase in mutual fund administration/custody revenue. These increases resulted primarily from new business and higher transaction volumes, as well as a $6 million increase in securities lending revenue, which is included in institutional trust fees.

The 12% increase in cash management fees and deposit transaction charges in the second quarter of 1997, compared with the prior-year period, primarily resulted from higher volumes of business in customer receivables, payables and treasury management products.

The 19% increase in mortgage servicing fees in the second quarter of 1997, compared with the prior-year period, resulted from a higher level of mortgage servicing rights acquired through portfolio acquisitions.

Mellon Reports Earnings
July 15, 1997
Page 9


The 24% increase in foreign currency and securities trading revenue in the second quarter of 1997, compared with the prior-year period was attributable to higher foreign exchange fees earned as a result of higher levels of market volatility and customer activity.

Credit card revenue decreased 17% in the second quarter of 1997, compared with the second quarter of 1996, as a result of the sale of the AAA credit card portfolio in November 1996 and lower fee revenue from the securitized credit card portfolio, due in part to higher credit losses in this portfolio.

The 15% increase in information services fee revenue, compared with the second quarter of 1996, resulted from higher ATM network processing fees.

Other fee revenue increased $13 million in the second quarter of 1997, compared with the prior-year period. This increase resulted from a $7 million increase in servicing fee revenue from the insurance premium finance loan securitization and a net $6 million increase resulting from the realization of lease residuals, the sale of equity securities and other assets, and higher syndication fees.

Fee revenue increased $4 million in the second quarter of 1997, compared with the first quarter of 1997. Trust and investment fee revenue increased $17 million, or 6%. This increase resulted from higher transaction volumes, new business and higher market values of assets managed. Other fee revenue decreased $19 million due to the seasonal decrease in the second quarter of 1997 of fees from electronic filing of income tax returns. Substantially all of this revenue is recognized in the first quarter of each year.

Mellon Reports Earnings
July 15, 1997
Page 10

The $99 million increase in fee revenue in the first six months of 1997, compared with the prior-year period, primarily resulted from the same factors responsible for the second quarter 1997 increase as compared to the prior-year period. Partially offsetting this increase was the $28 million gain on the home equity loan securitization that was recorded in other fee revenue during the first quarter of 1996.

Operating Expense
-----------------

                                        Quarter ended                   Six months ended
                                -------------------------------       ---------------------
                                June 30,   March 31,    June 30,      June 30,     June 30,
(dollar amounts in millions)        1997        1997        1996          1997         1996
-------------------------------------------------------------------------------------------
Staff expense                       $276        $268        $255       $  544        $  532
Net occupancy expense                 54          52          50          106           106
Professional, legal and
 other purchased services             46          46          50           92            97
Equipment expense                     36          36          36           72            71
Amortization of mortgage
 servicing rights and purchased
 credit card relationships            28          28          27           56            55
Amortization of goodwill
 and other intangible assets          27          27          24           54            49
Other expense                        104         108          99          212           199
-------------------------------------------------------------------------------------------
  Operating expense before
   net revenue from acquired
   property and trust-preferred
   securities expense                571         565         541        1,136         1,109
Trust-preferred
 securities expense                   19          20          --           39            --
Net revenue from
 acquired property                    (3)         (3)         (1)          (6)           (9)
--------------------------------------------------------------------------------------------
  Total operating expense           $587        $582        $540       $1,169        $1,100
--------------------------------------------------------------------------------------------
Average full-time equivalent
 staff                            25,500      25,200      24,600       25,400        24,600
--------------------------------------------------------------------------------------------
Efficiency ratio (a)                  62%         62%         64%          62%          64%
Efficiency ratio excluding
 amortization of goodwill and
 other intangible assets              59%         59%         61%          59%          62%
-------------------------------------------------------------------------------------------

(a) Operating expense before net revenue from acquired property and trust-preferred securities expense, as a percentage of revenue, computed on a taxable equivalent basis, excluding gains on the sale of securities.

Operating expense before net revenue from acquired property and trust-preferred securities expense increased $30 million, or 5%, in the second quarter of 1997, compared with the prior-year period.

Mellon Reports Earnings
July 15, 1997
Page 11


Staff expense increased $21 million, compared with the second quarter of 1996, primarily from higher salaries expense, due in part to the leasing acquisitions, an increase in incentive expense and higher expense of temporary help and contract programmers.

The $3 million increase in the amortization of goodwill and other intangibles, compared with the second quarter of 1996, resulted from the 1996 leasing acquisitions while the increase in other expense resulted from higher expenses in support of revenue growth. The $19 million of trust-preferred securities expense resulted from the issuance of $1 billion of these securities in December 1996. The proceeds from these securities were used to fund interest-earning assets.

Operating expense before net revenue from acquired property and trust-preferred securities expense increased $6 million in the second quarter of 1997, compared with the first quarter of 1997. This increase primarily resulted from an $8 million increase in staff expense, partially offset by a $4 million decrease in other expense. The increase in staff expense primarily reflects higher incentive expense and higher expense of temporary help and contract programmers.

The $27 million increase in operating expense before net revenue from acquired property and trust-preferred securities expense in the first half of 1997, compared with the first half of 1996, primarily resulted from the same factors responsible for the second quarter 1997 increase as compared to the prior-year period. Also impacting this comparison were charges recorded in the first quarter of 1996 of $18 million for the Corporation's retirement enhancement program and $6 million related to the reconfiguration of the retail delivery system.

Mellon Reports Earnings
July 15, 1997
Page 12


Income Taxes
------------

The Corporation's effective tax rate for the second quarter of 1997 was 36.3%. It is currently anticipated that the effective tax rate will remain at approximately this same level for the remainder of 1997.


Nonperforming Assets(a)
-----------------------

                                      June 30,   March 31,   Dec. 31,   June 30,
(in millions)                             1997        1997       1996       1996
--------------------------------------------------------------------------------
Domestic nonperforming loans:
  Consumer mortgage                      $  54       $  52      $  50      $  58
  Commercial real estate                     9          14         16         40
  Other domestic                            27          29         28         32
--------------------------------------------------------------------------------
     Total nonperforming loans              90          95         94        130
Acquired property:
  Real estate acquired                      77          80         86         84
  Reserve for real estate acquired          (9)         (9)       (10)       (11)
--------------------------------------------------------------------------------
     Net real estate acquired               68          71         76         73
  Other assets acquired                      4           4          4          -
--------------------------------------------------------------------------------
     Total acquired property                72          75         80         73
--------------------------------------------------------------------------------
     Total nonperforming assets          $ 162       $ 170      $ 174      $ 203
--------------------------------------------------------------------------------
Nonperforming loans as a
 percentage of total loans                 .32%        .35%       .35%       .47%
Nonperforming assets as a
 percentage of total loans
 and net acquired property                 .57%        .62%       .63%       .74%
--------------------------------------------------------------------------------

(a) Excludes segregated assets.

Nonperforming assets decreased $8 million from March 31, 1997, primarily as a result of the repayment of commercial loans and a $3 million decrease in acquired property. The ratio of nonperforming assets to total loans and net acquired property was .57% at June 30, 1997, the lowest level in the Corporation's history. This ratio has been lower than 1% for 12 consecutive quarters.

The $41 million decrease in nonperforming assets from June 30, 1996, primarily resulted from the repayment of commercial real estate loans, as well as other repayments, returns to accrual status and credit losses.

Mellon Reports Earnings
July 15, 1997
Page 13

Reserve for Credit Losses
-------------------------

                                               June 30,   March 31,   Dec. 31,   June 30,
(in millions)                                      1997        1997       1996       1996
-----------------------------------------------------------------------------------------
Reserve for credit losses (a)                     $ 511       $ 518      $ 525      $ 467
Reserve as a percentage of total loans             1.82%       1.88%      1.92%      1.71%
-----------------------------------------------------------------------------------------

(a) Excludes reserve for segregated assets.


The $44 million increase in the reserve for credit losses from June 30, 1996, reflects the additional fourth quarter 1996 credit loss provision related to the credit card portfolio and $23 million of reserves acquired in the lease financing acquisitions.

Selected Capital Data
---------------------


(in millions, except                        June 30,   March 31,   Dec. 31,   June 30,
per share amounts)                              1997        1997       1996       1996
--------------------------------------------------------------------------------------
Common shareholders' equity                 $  3,377    $  3,503   $  3,456   $  3,332
Common shareholders' equity
 to assets ratio                                7.72%       8.33%      8.11%      7.79%

Tangible common shareholders'
 equity                                     $  2,180    $  2,289   $  2,218   $  2,426
Tangible common shareholders'
 equity to assets ratio (a)                     5.13%       5.60%      5.36%      5.79%

Total shareholders' equity                  $  3,570    $  3,696   $  3,746   $  3,767
Total shareholders' equity
 to assets ratio                                8.17%       8.79%      8.79%      8.81%

Tier I capital ratio                            8.00(b)     8.74       8.38       7.51
Total (Tier I and Tier II)
 capital ratio                                 13.30(b)    13.65      13.58      11.89
Leverage capital ratio                          8.20(b)     8.75       8.31       7.24

Book value per common share (c)             $  13.42    $  13.60   $  13.43   $  12.81
Tangible book value per common share (c)        8.66        8.88       8.62       9.33
Closing common stock price (c)                45.125      36.375      35.50      28.50
Market capitalization                         11,353       9,372      9,134      7,414
Common shares outstanding (000) (c)          251,599     257,662    257,294    260,138
--------------------------------------------------------------------------------------

(a) Common shareholders' equity less goodwill and other intangibles divided by total assets less goodwill and other intangibles.
(b)  Estimated.
(c) Prior period amounts have been restated to reflect the two-for-one common stock split distributed on June 2, 1997.

On April 15, 1997, the Corporation announced a two-for-one split of the Corporation's common stock. The two-for-one stock split was structured as a stock dividend of one additional share of common stock paid on each

Mellon Reports Earnings
July 15, 1997
Page 14

outstanding share of common stock. The additional shares resulting from the split were distributed on June 2, 1997, to shareholders of record at the close of business on May 1, 1997.

Common and total shareholders' equity at June 30, 1997, compared with March 31, 1997, and June 30, 1996, reflects earnings retention offset by net common stock repurchases. The decrease in total shareholders' equity from June 30, 1996, resulted from the December 1996 redemption of the $150 million Series I preferred stock and the February 1997 redemption of the $100 million Series J preferred stock. The reduction in the Corporation's capital ratios at June 30, 1997, compared with the prior periods, also reflects the impact of balance sheet growth.

Earnings per common share in the second quarter of 1997 reflects the repurchase of common shares, prior to any reissuances, during 1996 and the first half of 1997. The Corporation's average level of treasury stock was approximately $325 million higher in the second quarter of 1997, compared with the second quarter of 1996. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased earnings per share 1 percent while ongoing business growth increased earnings per share 12 percent.

The increase in the Corporation's regulatory capital ratios, compared with June 30, 1996, reflects the issuance of $1 billion of trust-preferred securities in December 1996 following the decision by the Federal Reserve that accorded these securities Tier I capital status. The trust-preferred securities are not included as a component of total shareholders' equity on the Corporation's balance sheet.

Mellon Reports Earnings
July 15, 1997
Page 15


During the second quarter of 1997, the Corporation repurchased approximately 3 million shares of common stock, completing the 10 million share repurchase program authorized by the board of directors in May 1996. In addition, during the second quarter of 1997 the Corporation repurchased approximately 3.5 million shares of common stock that were issued in connection with the Buck Consultants Inc. acquisition on July 1, 1997. Since the beginning of 1995, the Corporation has repurchased approximately 56 million common shares, prior to any reissuances, as well as warrants for 9 million shares of common stock.

The Corporation also announced that its board of directors has authorized the repurchase of up to 6 million additional shares of common stock. In addition, the board of directors has authorized the repurchase of an equivalent number of common shares that will be issued in connection with the acquisition of 1st Business Corporation.

                                 SUMMARY DATA
                            Mellon Bank Corporation

                                                       Three months ended          Six months ended
 (dollar amounts in millions,                              June 30,                    June 30,
 except per share amounts;                             -----------------           -----------------
 common shares in thousands)                           1997         1996             1997       1996
                                                       ----         ----             ----       ----
Selected key data
-----------------
  Net income per common share (a)                  $    .71     $    .63         $   1.40   $   1.25
  Tangible net income per
    common share (a)(b)                            $    .79     $    .70         $   1.56   $   1.39
  Net income applicable to
    common stock                                   $    186     $    169         $    368   $    338
  Tangible net income applicable
   to common stock (b)                             $    206     $    187         $    409   $    375

  Return on common shareholders'
    equity (c)                                         21.9%        20.4%            21.5%      20.0%
  Return on tangible common
   shareholders' equity (b)(c)                         37.7%        31.3%            37.0%      30.7%
  Return on assets (c)                                 1.79%        1.70%            1.81%      1.73%
  Return on tangible assets (b)(c)                     2.04%        1.92%            2.07%      1.96%
  Common equity to assets                              7.72%        7.79%            7.72%      7.79%
  Tangible common equity to assets                     5.13%        5.79%            5.13%      5.79%

Average balances for the period
-------------------------------
  Money market investments                         $  1,081     $  1,387         $  1,056   $  1,338
  Trading account securities                            210          181              186        160
  Securities                                          5,600        6,658            5,808      5,999
  Loans                                              27,806       26,798           27,606     26,928
  Total interest-earning assets                      34,697       35,024           34,656     34,425
  Total assets                                       42,413       42,096           42,301     41,472
  Total tangible assets                              41,207       41,173           41,086     40,538
  Deposits                                           30,113       30,949           30,196     30,112
  Total interest-bearing
    liabilities                                      27,830       28,342           27,659     28,164
  Common shareholders' equity                         3,393        3,327            3,441      3,393
  Tangible common shareholders'
    equity                                            2,187        2,404            2,226      2,459
  Total shareholders' equity                          3,586        3,762            3,660      3,828

Computation of net income per common
  share
------------------------------------
Net income applicable to common stock              $    186     $    169         $    368   $    338
Total stock and stock equivalents:
  Primary                                           259,371      266,458          261,218    269,738
  Fully diluted                                     259,816      266,826          261,899    270,236
Primary net income per common share                $    .72     $    .63         $   1.41   $   1.25
Fully diluted net income per
 common share                                      $    .71     $    .63         $   1.40   $   1.25

_______________________
(a)  Fully diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c)  Annualized.  All amounts are based on unrounded numbers.
Note: Per common share amounts and average shares outstanding have been restated to reflect the two-for-one common stock split distributed on June 2, 1997.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation

                                                       Three months ended          Six months ended
                                                           June 30,                    June 30,
(dollar amounts in millions,                           -----------------           -----------------
except per share amounts)                              1997         1996             1997       1996
                                                       ----         ----             ----       ----
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $19, $24, $36 and $48)                            $ 571        $ 550           $1,124     $1,116
Interest-bearing deposits with banks                      7           10               14         19
Federal funds sold and securities
 under resale agreements                                  6            7               11         13
Other money market investments                            1            1                2          3
Trading account securities                                3            2                5          4
Securities                                               96          107              195        195
                                                      -----        -----           ------     ------
     Total interest revenue                             684          677            1,351      1,350

Interest expense
----------------
Interest on deposits                                    219          216              434        434
Federal funds purchased and securities
 under repurchase agreements                             20           26               38         53
Other short-term borrowings                              28           29               48         66
Notes and debentures                                     47           34               91         62
                                                      -----        -----           ------     ------
     Total interest expense                             314          305              611        615
                                                      -----        -----           ------     ------
     Net interest revenue                               370          372              740        735
Provision for credit losses                              25           25               50         50
                                                      -----        -----           ------     ------
     Net interest revenue after
      provision for credit losses                       345          347              690        685

Noninterest revenue
-------------------
Trust and investment fee revenue                        283          248              549        489
Cash management and deposit
 transaction charges                                     59           52              115        101
Mortgage servicing fees                                  53           44              104         85
Foreign currency and securities
 trading revenue                                         25           20               50         41
Credit card fees                                         25           30               49         63
Information services fees                                13           11               26         20
Other                                                    82           69              183        178
                                                      -----        -----           ------     ------
     Total fee revenue                                  540          474            1,076        977
Gains on sales of securities                             --           --               --          1
                                                      -----        -----           ------     ------
     Total noninterest revenue                          540          474            1,076        978

Operating expense
-----------------
Staff expense                                           276          255              544        532
Net occupancy expense                                    54           50              106        106
Professional, legal and other
 purchased services                                      46           50               92         97
Equipment expense                                        36           36               72         71
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                           28           27               56         55
Amortization of goodwill and other
 intangible assets                                       27           24               54         49
Other expense                                           104           99              212        199
Trust-preferred securities expense                       19            -               39          -
Net revenue from acquired property                       (3)          (1)              (6)        (9)
                                                      -----        -----           ------     ------
     Total operating expense                            587          540            1,169      1,100
                                                      -----        -----           ------     ------
     Income before income taxes                         298          281              597        563
Provision for income taxes                              108          102              216        205
                                                      -----        -----           ------     ------
     Net income                                         190          179              381        358
Dividends on preferred stock                              4           10               13         20
                                                      -----        -----           ------     ------
     Net income applicable to
      common stock                                    $ 186        $ 169           $  368     $  338
                                                      =====        =====           ======     ======

Primary net income per common share                    $.72         $.63            $1.41      $1.25
                                                      =====        =====           ======     ======
Fully diluted net income per
  common share                                         $.71         $.63            $1.40      $1.25
                                                      =====        =====           ======     ======

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            Mellon Bank Corporation

                                             June 30,   March 31,    Dec. 31,  June 30,
(dollar amounts in millions)                   1997        1997       1996       1996
                                             ---------  ----------  ---------  ---------
Assets
------
Cash and due from banks                       $ 3,447     $ 2,915    $ 2,846    $ 2,765
Money market investments                        1,260         859        992      1,258
Trading account securities                        112         110         84        112
Securities available for sale                   3,333       3,376      4,111      4,450
Investment securities(approximate fair
 value of $2,257, $2,274, $2,365 and
 $2,481)                                        2,249       2,306      2,375      2,515
Loans, net of unearned discount of
  $48, $50, $57 and $59                        28,144      27,525     27,393     27,356
Reserve for credit losses                        (511)       (518)      (525)      (467)
                                              -------     -------    -------    -------
     Net loans                                 27,633      27,007     26,868     26,889
Premises and equipment                            581         572        569        556
Acquired property, net of reserves of
 $9, $9, $10 and $11                               72          75         80         73
Goodwill and other intangibles                  1,197       1,214      1,238        906
Mortgage servicing assets and purchased
 credit card relationships                        986         849        774        734
Other assets                                    2,842       2,785      2,659      2,511
                                              -------     -------    -------    -------
     Total assets                             $43,712     $42,068    $42,596    $42,769
                                              =======     =======    =======    =======

Liabilities
-----------
Deposits in domestic offices                  $28,914     $27,258    $28,657    $27,258
Deposits in foreign offices                     2,412       2,678      2,717      4,446
Short-term borrowings                           2,999       3,130      2,247      3,761
Other liabilities                               1,868       1,804      1,721      1,566
Notes and debentures (with original
 maturities over one year)                      2,959       2,512      2,518      1,971
                                              -------     -------    -------    -------
     Total liabilities                         39,152      37,382     37,860     39,002

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests
 in Corporation's junior subordinated
 deferrable interest debentures                   990         990        990         --

Shareholders' equity
--------------------
Preferred stock                                   193         193        290        435
Common shareholders' equity:
  Common stock - $.50 par value
   Authorized - 400,000,000 shares
   Issued - 294,330,960 (a); 147,165,480;
     147,165,480; and 147,165,480 shares          147          74         74         74
  Additional paid-in capital                    1,812       1,875      1,866      1,855
  Retained earnings                             2,664       2,569      2,480      2,297
  Net unrealized gain (loss) on assets
   available for sale, net of tax                   2         (38)        (1)       (30)
  Treasury stock of 42,732,010 (a);
   18,334,060; 18,518,290; and 17,096,369
   shares at cost                              (1,248)       (977)      (963)      (864)
                                              -------     -------    -------    -------
     Total common shareholders' equity          3,377       3,503      3,456      3,332
                                              -------     -------    -------    -------
     Total shareholders' equity                 3,570       3,696      3,746      3,767
                                              -------     -------    -------    -------
     Total liabilities, trust-preferred
      securities and shareholders' equity     $43,712     $42,068    $42,596    $42,769
                                              =======     =======    =======    =======

-----------------------
(a) Reflects the two-for-one common stock split distributed on June 2, 1997.

                                 SUMMARY DATA
                            Mellon Bank Corporation
                              Five Quarter Trend

                                                                Quarter ended
(dollar amounts in millions,                 -------------------------------------------------------
except per share amounts;                    June 30,   March 31,    Dec. 31,    Sept. 30,   June 30,
common shares in thousands)                      1997        1997        1996        1996       1996
                                             --------   ---------    --------    --------   --------
Selected key data
-----------------
 Net income per common share (a)              $   .71     $   .69     $   .67     $   .66    $   .63
 Tangible net income per
   common share (a)(b)                        $   .79     $   .77     $   .75     $   .72    $   .70
 Net income applicable to
   common stock                               $   186     $   182     $   179     $   172    $   169
 Tangible net income applicable
  to common stock (b)                         $   206     $   203     $   200     $   190    $   187
 Return on common shareholders'
   equity (c)                                   21.9%       21.2%       20.9%       20.6%      20.4%
 Return on tangible common
   shareholders' equity (b)(c)                  37.7%       36.3%       36.6%       31.2%      31.3%
  Return on assets (c)                          1.79%       1.83%       1.80%       1.71%      1.70%
  Return on tangible assets (b)(c)              2.04%       2.09%       2.06%       1.92%      1.92%
  Common equity to assets                       7.72%       8.33%       8.11%       7.78%      7.79%
  Tangible common equity to assets              5.13%       5.60%       5.36%       5.22%      5.79%
  Fee revenue as a percentage of
    total revenue (FTE)                           59%         59%         58%(d)      56%        56%
  Efficiency ratio excluding
    amortization of intangibles
    and trust-preferred
    securities expense                            59%         59%         60%(d)      60%        61%
  Average common shares and
    equivalents outstanding (a)              259,816     263,204     263,412      263,834    266,826

Average balances for the period
-------------------------------
 Money market investments                   $  1,081    $  1,032    $  1,272     $  1,573   $  1,387
 Trading account securities                      210         161          96          169        181
 Securities                                    5,600       6,018       6,198        6,538      6,658
 Loans                                        27,806      27,404      27,900       27,170     26,798
 Total interest-earning assets                34,697      34,615      35,466       35,450     35,024
 Total assets                                 42,413      42,187      42,636       42,461     42,096
 Total tangible assets                        41,207      40,964      41,395       41,563     41,173
 Deposits                                     30,113      30,280      31,569       31,542     30,949
 Total interest-bearing
   liabilities                                27,830      27,485      29,210       28,806     28,342
 Common shareholders' equity                   3,393       3,490       3,410        3,327      3,327
 Tangible common shareholders'
   equity                                      2,187       2,267       2,169        2,429      2,404
 Total shareholders' equity                    3,586       3,735       3,820        3,762      3,762

-----------------------
(a) Fully diluted.
(b) Excludes the after-tax impact of the amortization of goodwill and other identified intangibles resulting from accounting for business combinations under the purchase method of accounting.
(c) Annualized.  All amounts are based on unrounded numbers.
(d) Excludes the gain on the sale of the AAA credit card portfolio.
Note: Per common share amounts and average shares outstanding have been restated to reflect the two-for-one common stock split distributed on June 2, 1997.

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                            Mellon Bank Corporation
                               Five Quarter Trend

                                                                Quarter ended
                                             ------------------------------------------------------
(in millions, except per;                    June 30,   March 31,    Dec. 31,  Sept. 30,    June 30,
 share amounts)                                  1997        1997        1996      1996        1996
                                             --------   ---------    --------  --------     -------
Interest revenue
----------------
Interest and fees on loans (loan fees
 of $19, $17, $24, $24 and $24)                 $ 571       $ 553       $ 579     $ 558       $ 550
Interest-bearing deposits with banks                7           7           8         9          10
Federal funds sold and securities
 under resale agreements                            6           5           7        10           7
Other money market investments                      1           1           1         3           1
Trading account securities                          3           2           1         2           2
Securities                                         96          99         103       108         107
                                                -----       -----       -----     -----      ------
    Total interest revenue                        684         667         699       690         677

Interest expense
----------------
Interest on deposits                              219         215         240       229         216
Federal funds purchased and securities
 under repurchase agreements                       20          18          20        21          26
Other short-term borrowings                        28          20          24        31          29
Notes and debentures                               47          44          44        37          34
                                                -----       -----       -----     -----      ------
    Total interest expense                        314         297         328       318         305
                                                -----       -----       -----     -----      ------
    Net interest revenue                          370         370         371       372         372
Provision for credit losses                        25          25          80        25          25
    Net interest revenue after                  -----       -----       -----     -----      ------
     provision for credit losses                  345         345         291       347         347

Noninterest revenue
-------------------
Trust and investment fee revenue                  283         266         259       246         248
Cash management and deposit
 transaction charges                               59          56          56        54          52
Mortgage servicing fees                            53          51          49        46          44
Foreign currency and securities
 trading revenue                                   25          25          19        20          20
Credit card fees                                   25          24          28        29          30
Information services fees                          13          13          16        14          11
Gain on sale of credit card portfolio              --          --          57        --          --
Other                                              82         101          82        67          69
                                                -----       -----       -----     -----      ------
    Total fee revenue                             540         536         566       476         474
Gains on sales of securities                       --          --           3        --          --
                                                -----       -----       -----     -----      ------
    Total noninterest revenue                     540         536         569       476         474

Operating expense
-----------------
Staff expense                                     276         268         267       256         255
Net occupancy expense                              54          52          49        50          50
Professional, legal and other
 purchased services                                46          46          50        48          50
Equipment expense                                  36          36          39        35          36
Amortization of mortgage servicing
 assets and purchased credit card
 relationships                                     28          28          25        27          27
Amortization of goodwill and other
 intangible assets                                 27          27          27        24          24
Other expense                                     104         108         102        97          99
Trust-preferred securities expense                 19          20           3        --          --
Net revenue from acquired property                 (3)         (3)         (3)       (1)         (1)
                                                -----       -----       -----     -----      ------
    Total operating expense                       587         582         559       536         540
                                                -----       -----       -----     -----      ------
    Income before income taxes                    298         299         301       287         281
Provision for income taxes                        108         108         107       106         102
                                                -----       -----       -----     -----      ------
    Net income                                    190         191         194       181         179
Dividends on preferred stock                        4           9          15         9          10
                                                -----       -----       -----     -----      ------
    Net income applicable to                    $ 186       $ 182       $ 179     $ 172       $ 169
     common stock                               =====       =====       =====     =====       =====
Primary net income per common share             $ .72       $ .69       $ .68     $ .66       $ .63
                                                =====       =====       =====     =====       =====
Fully diluted net income per common             $ .71       $ .69       $ .67     $ .66       $ .63
 share                                          =====       =====       =====     =====       =====
